Ontario | Ministry of Government and Consumer Services

Articles of Continuance
Business Corporations Act

For questions or more information to complete this form, please refer to the instruction page.

Fields marked with an asterisk (*) are mandatory.

1. Corporation Information

Corporation Name * [i]
NORTH AMERICAN NICKEL INC.

Has the corporation been assigned an Ontario Corporation Number (OCN) ? * ☐ Yes ☒ No

Please confirm the statement below *

☒ I confirm that the corporation has never been assigned an Ontario Corporation Number

2. Contact Information

Please provide the following information for the person we should contact regarding this filing. This person will receive official documents or notices and correspondence related to this filing. By proceeding with this filing, you are confirming that you have been duly authorized to do so.

First Name *	Middle Name	Last Name *
Craig		Andrus

Telephone Country Code	Telephone Number *	Extension
1	416-777-6537	

Email Address * [i]
AndrusC@bennetjones.com

3. Jurisdiction

Please provide the name of the jurisdiction where the corporation is currently incorporated or continued and the original date of incorporation or amalgamation of the corporation.

Current Corporation Name *
NORTH AMERICAN NICKEL INC.

Governing Jurisdiction * [i]
Canada

Province * [i]
British Columbia

Original Date of Incorporation/Amalgamation * [i]
September 20, 1983

The following supporting documents are required. Please attach these documents with your application:

☒ Incorporating documents and all amendments, and a copy of continuation documents and amendments if applicable, certified by an officer of the appropriate jurisdiction * [i]

☒ Letter of Satisfaction/Authorization to Continue issued by the proper officer of the jurisdiction the corporation is leaving *

4. Corporation Name

Every corporation must have a name. You can either propose a name for the corporation or request a number name. If you propose a name for the corporation, you need a Nuans report for the proposed name.

Will this corporation have a number name? * [i] ☐ Yes ☒ No

The corporation will have: *

☒ an English name (example: "Green Institute Inc.")

☐ a French name (example: "Institut Green Inc.")

☐ a combination of English and French name (example: "Institut Green Institute Inc.")

☐ an English and French name that are equivalent but used separately (example: "Green Institute Inc./Institut Green Inc.")

Nuans Report

New Corporation Name (Proposed) * i
Premium Nickel Resources Ltd.

Nuans Report Reference Number * i	Nuans Report Date * i
121595849	05-16-2022

☐ Select this if you have a legal Opinion for an identical name i

5. General Details

Requested Date for Continuance * i	Primary Activity Code * i
July 29, 2022	212232

Official Email Address * i
TorCorp-OBR@bennettjones.com

An official email address is required for administrative purposes and must be kept current. All official documents or notices and correspondence to the corporation will be sent to this email address.

6. Address

Every corporation is required to have a registered office address in Ontario. This address must be set out in full. A post office box alone is not an acceptable address.

Registered Office Address * i

☒ Standard Address ☐ Lot/Concession Address

Street Number *	Street Name *	Unit Number
100	King Street West	3400

City/Town *	Province	Postal Code *
Toronto	Ontario	M5X 1A4

Country
Canada

7. Director(s)

Please specify the number of directors for your Corporation *

☐ Fixed Number ☐ Minimum/Maximum

Minimum Number of Directors *	Maximum Number of Directors *
1	10

Director 1 *

First Name *	Middle Name	Last Name *
Keith		Morrison

Email Address

Is this director a Resident Canadian? * i ☒ Yes ☐ No

Address for Service * ☒ Canada ☐ U.S.A. ☐ International

Street Number *	Street Name *	Unit Number
100	King Street West	3400

City/Town *	Province	Postal Code *
Toronto	Ontario	M5X 1A4

Country
Canada

Director 2 *

First Name *	Middle Name	Last Name *
Charles		Riopel

Email Address

Is this director a Resident Canadian? * i ☒ Yes ☐ No
Address for Service * ☒ Canada ☐ U.S.A. ☐ International

Street Number *	Street Name *	Unit Number
100	King Street West	3400

City/Town *	Province	Postal Code *
Toronto	Ontario	M5X 1A4

Country
Canada

Director 3 *

First Name *	Middle Name	Last Name *
John		Hick

Email Address

Is this director a Resident Canadian? * i ☒ Yes ☐ No
Address for Service * ☒ Canada ☐ U.S.A. ☐ International

Street Number *	Street Name *	Unit Number
100	King Street West	3400

City/Town *	Province	Postal Code *
Toronto	Ontario	M5X 1A4

Country
Canada

Director 4 *

First Name *	Middle Name	Last Name *
Douglas	E.	Ford

Email Address

Is this director a Resident Canadian? * i ☒ Yes ☐ No
Address for Service * ☒ Canada ☐ U.S.A. ☐ International

Street Number *	Street Name *	Unit Number
701	West Georgia Street	1450

City/Town *	Province	Postal Code *
Vancouver	British Columbia	V7Y 1G5

Country
Canada

Director 5 *

First Name *	Middle Name	Last Name *
Christopher		Messina

Email Address

Is this director a Resident Canadian? * i ☒ Yes ☒ No
Address for Service * ☒ Canada ☐ U.S.A. ☐ International

Street Number *	Street Name *	Unit Number
310	Normandy Drive	

City/Town *	Province	Postal Code *
Indialantic	Florida	32903

Country
United States

Director 6 *

First Name *	Middle Name	Last Name *
Zhen Janet		Huang

Email Address

Is this director a Resident Canadian? * i ☒ Yes ☒ No
Address for Service * ☒ Canada ☐ U.S.A. ☐ International

Street Number *	Street Name *	Unit Number
100	King Street West	3400

City/Town *	Province	Postal Code *
Toronto	Ontario	M5X 1A4

Country
Canada

Add Director (+)

8. Shares and Provisions (Maximum limit is 100,000 characters per text box)

Every corporation must be authorized to issue at least one class of shares. You must describe the classes of shares of the corporation and the maximum number of shares the corporation is authorized to issue for each class. If the corporation has more than one class of shares, you must specify the rights, privileges and conditions for each class.

Description of Classes of Shares

The classes and any maximum number of shares that the corporation is authorized to issue:

Enter the Text *
The Corporation is authorized to issue (i) an unlimited number of Common Shares; and (i) 20,000,000 Preferred Shares, issuable in series, of which 4,000,000 are authorized to be designated as Series 1 Convertible Preferred Shares.

Rights, Privileges, Restrictions and Conditions

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable":

Enter the Text *
See attached Schedule.

Restrictions on Share Transfers

The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None":

Enter the Text *
None.

Restrictions on Business or Powers

Enter the Text *
None.

Other Provisions, if any

Enter other provisions, or if no other provisions enter "None":

Enter the Text *
None.

9. Required Statements

Required Statements

☒ The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated under this Act. *

☒ The corporation has complied with subsection 180(3) of the *Business Corporations Act*. *

Authorization Date

☒ The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction currently governing the corporation, on the following date: *

Authorization Date *

10. Authorization

☒ * I, Craig Andrus

confirm that this form has been signed by the required person.

Caution – The Act sets out penalties, including fines, for submitting false or misleading information.

Required Signature i

Name	Position	Signature
Keith Morrison	CEO	/s/ Keith Morrison

Save Form Print Form Clear Form